Memorial Sloan-Kettering Cancer Center

Office of Technology Development

April 11, 2014

William A. Garland, Ph.D.
AngioGenex Inc.
425 Madison Avenue, Suite 902
NewYork, NY 10017
garlandw@angiogenex.com

Re: Transfer of AngioGenex Inc. Stock to Memorial Sloan Kettering Cancer Center

Dear Dr. Garland:

This letter is to confirm that Memorial Sloan Kettering Cancer Center (MSK) and AngioGenex (AGGX) hereby agree to the following:

> AGGX has authorized the issuance of 2.7 million shares of AGGX Common Stock. In full consideration for MSK's prior support of AGGX research activities related to its development of its proprietary anti-Id drug platform, AGGX will transfer, within ten (10) days of AGGX signing this agreement letter, thirty percent (30%) of the 2.7 million shares (i.e. 810,000 shares) to MSK as a single certificate.
>
> AGGX acknowledges that there will be no transfer of intellectual property or other rights from MSK to AGGX as part of this transaction and that neither this letter, nor the transfer of the stock will be considered a conveyance, license, or other transfer of any MSK intellectual property to AGGX. MSK acknowledges that it does not have any proprietary interest in the AGX-51 Id inhibitor.
>
> AGGX represents and warrants that it has all requisite power and authority to execute, deliver and perform the transaction contemplated by this letter and that this transaction is validly authorized by all necessary corporate action and is a valid and binding obligation of AGGX.
>
> Furthermore, AGGX represents and warrants that the execution and delivery of this letter by AGGX and the consummation of the transaction contemplated by this letter, will not **(i)** violate any provision of law or statute or any order of any court or any order, rule or regulation of any other agency of government **or (ii)** conflict with or result in any breach of any of the terms, conditions, or provisions of under the Articles of Incorporation or By-laws of AGGX, in each case as amended and/or restated through the date hereof.

Note that we have not done an analysis of any securities laws and regulations that maybe implicated in this transfer.

WH
4/14/14

Please sign where indicated below and e-mail a copy of the signed letter to me at rasking@mskcc.org.

Best regards,

[signature]

Gregory Raskin, M.D.
Vice President, Office of Technology Development
Memorial Sloan Kettering Cancer Center

ACCEPTED:

AngioGenex Inc.

William A. Garland

William A. Garland, Ph.D.
Chief Executive Officer

Date: 14 April 2014